UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2016
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 City West Blvd, Suite 400 Houston, Texas 77042-2839 (Address of principal executive offices, including Zip Code)

(281) 933-3339 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On February 1, 2016, ION Geophysical Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”) in Houston, Texas. At the Special Meeting, the proposals set forth below were submitted to a vote of the Company’s stockholders. Of the votes received,

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approximately 98% of the shares of the Company’s common stock voted to approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the common stock, and if and when such reverse stock split is effected, reduce the number of authorized shares of the common stock by the approved reverse split ratio;

•
approximately 97% of the shares of the Company’s common stock voted to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 200 million to 400 million; and

•
approximately 87% of the shares of the Company’s common stock voted to approve certain amendments to the Company’s 2013 Long-Term Incentive Plan to, if and when the reverse stock split is effected, increase (1) the total number of shares of the Company’s common stock available for issuance under the 2013 Long-Term Incentive Plan and (2) the maximum number of such shares that may be granted in the form of full-value awards.

The final voting results are as follows:

	For	Against	Abstain	Broker Non-Votes
Adopt an amendment to the Company’s Restated Certificate of Incorporation to (i) effect a reverse stock split of the Company’s common stock at a ratio selected by the Company’s Board of Directors (or any authorized committee of the Board of Directors) from within a range of between 1-for-5 and 1-for-15, inclusive, and, (ii) if and when the reverse stock split is effected, proportionately reduce the number of authorized shares of the Company’s common stock by the selected reverse split ratio.	138,979,426	1,893,526	250,322	413,745
Adopt an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 200 million to 400 million.	136,804,948	4,502,348	229,723	—
Approve, subject to stockholder approval and implementation of the reverse stock split, certain amendments to the Company’s 2013 Long-Term Incentive Plan to, if and when the reverse stock split is effected, increase (i) the total number of shares of the Company’s common stock available for issuance under the 2013 Long-Term Incentive Plan and (ii) the maximum number of such shares that may be granted in the form of full-value awards.	100,490,787	14,764,437	180,659	26,101,136

Item 7.01 Regulation FD Disclosure.

On February 4, 2016, the Company issued a press release announcing the reverse stock split, authorized share increase and amendments to the Company’s 2013 Long-Term Incentive Plan. A copy of the press release is attached hereto as Exhibit 99.1.

The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

Not applicable.

(b)    Pro forma financial information.

Not applicable.

(c)    Shell company transactions.

Not applicable.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 4, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2016	ION GEOPHYSICAL CORPORATION

	By:	/s/ JAMEY S. SEELY
Jamey S. Seely
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 4, 2016.

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